Grantham, Mayo, Van Otterloo & Co. LLC


MEMORANDUM



To:     David Lyons
        Investors Bank & Trust Company

From:   Judith Lyden

cc:     Edward Monahan, IBT
        Matthew Dunlap, IBT

Date:   April 28, 2005

Re:     GMO Trust - Item 77 Attachments - Form N-SAR
        For Entire Fiscal Period March 1, 2004 - February 29, 2005


GMO TRUST

As a reminder to update on your report under item #7:

     Effective March 29, 2005, a new series of the Trust was added: GMO Alternative Asset Opportunity Fund ? Effective November 18, 2004, a new series of the Trust was added: GMO World Opportunity Overlay Fund ? Effective November 18, 2004: GMO Global Growth Fund is now registered under both 1940 Act and 1933 Act (initially registered under 40 Act only, effective June 25, 2004) ? Effective September 23, 2004, the name of GMO Asia Fund has been changed to: GMO Emerging Markets Quality Fund ? Effective August 30, 2004, the name of GMO Global Hedged Equity Fund has been changed to: GMO Alpha Only Fund ? Effective April 1, 2004 the name of GMO Alpha LIBOR Fund ("ALF") has been changed to: GMO Special Purpose Holding Fund


     Item 77D GMO Alpha Only Fund Effective as of April 7, 2005, the first sentence of the third paragraph under "Principal investment strategies" on page 64 of the Prospectus is amended and restated as follows: "The U.S. equity portion of the portfolio is hedged using U.S. exchange-traded futures contracts, typically S&P 500 futures contracts or Russell Index futures contracts."


     GMO Benchmark-Free Allocation Fund, GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, and GMO U.S. Sector Fund Each of GMO Benchmark-Free
     Allocation Fund, GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, and GMO U.S. Sector Fund may seek exposure to the investment returns of commodities and, from time to time, other alternative asset classes by investing in GMO Alternative Asset Opportunity Fund ("AAOF").

     GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Global Bond Fund, GMO Core Plus Bond Fund, GMO Emerging Country Debt Fund, and GMO Emerging Country Debt Share Fund Each of GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Global Bond Fund, GMO Core Plus Bond Fund, GMO Emerging Country Debt Fund, and GMO Emerging Country Debt Share Fund may seek exposure to world interest rates by investing (directly or indirectly) in GMO World Opportunity Overlay Fund ("WOOF").

     GMO Asia Fund Effective as of September 23, 2004, the name, investment objective, and strategies of GMO Asia Fund have been changed. The Fund's new name is "GMO Emerging Markets Quality Fund." All information regarding the GMO Asia Fund in the Prospectus and Statement of Additional Information has been superseded, and is deemed to be removed from the GMO Trust Prospectus and Statement of Additional Information. Investors seeking information about GMO Emerging Markets Quality Fund should contact GMO Trust at 617-346-7646 (call collect).

     GMO Special Purpose Holding Fund Effective April 1, 2004, in addition to the name change of GMO Alpha LIBOR Fund to GMO Special Purpose Holding Fund, its investment objective and operating policies changed. GMO Special Purpose Holding Fund's investment objective is total return, and its assets are primarily limited to a special purpose vehicle that holds certain defaulted securities, certain claims relating to such securities, and cash and cash items. GMO Special Purpose Holding Fund is presently closed to new investments by existing or prospective shareholders.

     Item 77I Effective September 23, 2004, GMO Emerging Markets Quality Fund added a new class of fund shares, Class VI. This class of shares is distinguished from the other classes by its minimum total fund investment of $300 million or minimum total investment with GMO plus fund investment of $750 million plus $35 million in the fund and its Shareholder Service fee of .055%.

     Item 77Q1 Attached are copies of the following  Amendments to the GMO Trust
     - Declaration of Trust  Amendment No.19: GMO Alternative Asset Opportunity
     Fund was added as a new series of the Trust   Amendment  No. 18: GMO World
     Opportunity Overlay Fund was added as a new series of the Trust Amendment No. 17: to file revised Exhibit 3.6 to Declaration of Trust: 18f-3 Plan under the Investment Company Act of 1940 Amendment No. 16: GMO Asia Fund changed its name to : GMO Emerging Markets Quality Fund Amendment No. 15:
     GMO Global Hedged Equity Fund changed its name to: GMO Alpha Only Fund

     Item 77Q1 (e) Attached is a copy of the following investment advisory contract with Grantham Mayo Van Otterloo & Co LLC: GMO Trust on behalf of GMO World Opportunity Overlay Fund ? GMO Trust on behalf of GMO Alternative Asset Opportunity Fund

     Item 81  Yes